Exhibit 10.2

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of June 28, 2013, by and among UNWIRED PLANET, INC., a Delaware corporation (the “Issuer”), and the purchasers named on the signature pages hereto (the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Issuer proposes to sell to the Purchasers senior notes (the “Notes”) with an aggregate Initial Note Balance (as defined in the Indenture described below) of up to $25,000,000;

WHEREAS, the Notes will be issued pursuant to the Indenture, dated the date hereof (the “Indenture”), among the Issuer and Wells Fargo, National Association, as indenture trustee (capitalized terms used in this Agreement and not defined have the meanings specified in the Indenture; rules of construction set forth in Section 1.03 of the Indenture apply equally to this Agreement); and

WHEREAS, the Notes are being offered and sold to the Purchasers without being registered under the Securities Act, in reliance on an exemption therefrom;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION I. PURCHASE AND SALE; ISSUE DATE

Section 1.1 Purchase and Sale.

(a) On and subject to the terms and conditions of this Agreement and the Indenture, on the Issue Date, the Issuer agrees to issue, sell and deliver to each Purchaser the Note with an Initial Note Balance set forth opposite such Purchaser’s name on Schedule 1, and on the basis of the representations and warranties of the Issuer set forth in this Agreement and the other Transaction Documents, and subject to the terms and conditions set forth herein and therein, each Purchaser hereby agrees to purchase such Note on the Issue Date from the Issuer in accordance with the terms set forth herein.

(b) The purchase price for each Note is 98% of its Initial Note Balance (the “Purchase Price”)

Section 1.2 Issue Date.

(a) Prior to 5:00 p.m. on the Issue Date, each Purchaser shall transfer in immediately available funds the Purchase Price for its Note to an account identified by the Issuer. After the aggregate Purchase Price for Notes with an aggregate Initial Note Balance of $25,000,000 (less the amounts referred to below in Section 2.1(e)) has been received by the Issuer the Notes shall be issued and delivered to the Purchasers thereof.

(b) If the Purchase Price for Notes with at least an aggregate Initial Note Balance of $25,000,000 is not received by the Indenture Trustee prior to 5:00 p.m. on the Issue Date, any Purchase Price received shall be returned in full to the relevant Purchaser by the Indenture Trustee in accordance with the written direction of the Issuer, and this Agreement shall terminate.

SECTION II. CONDITIONS PRECEDENT

Section 2.1 Conditions to Purchase. The following shall be conditions precedent to the Purchase:

(a) The Notes shall have been duly authorized, executed, authenticated, delivered and issued and, upon payment of the Purchase Price, shall be entitled to the benefits of the Indenture. This Agreement and each of the other Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.

(b) The Purchasers shall have received a written legal opinion under United States and New York State law, in form and substance satisfactory to the Purchasers, from Goodwin Procter LLP, covering corporate, enforceability, Lien perfection, non-contravention of law, no required approvals, no registration, non-contravention of material agreements, absence of material litigation, Investment Company Act and such other matters as the Purchasers may reasonably request.

(c) The Purchasers and the Indenture Trustee shall have each received signature and incumbency certificates executed by the authorized officers of the Issuer, to enable it to enter into the Transaction Documents to which it is a party.

(d) The Purchasers and the Indenture Trustee shall have received a closing certificate from the Issuer, including (i) the certificate of incorporation of the Issuer, certified by the relevant authority of the jurisdiction of organization of the Issuer, (ii) certified bylaws of the Issuer and (iii) a good standing certificate for the Issuer from its jurisdiction of organization.

(e) The reasonable and documented out-of-pocket costs and expenses incurred by any Purchaser in connection with the issuance of Notes on or prior to the Issue Date shall have been reimbursed to such Purchaser, or paid directly, by the Issuer; provided that such reimbursable expenses together with other reimbursable expenses in connection with the entering into and matters related to the other Transaction Documents and the Securities Purchase Agreement, dated June 28, 2013, by and among the Issuer and the purchasers party thereto, the Registration Rights Agreement, dated as of June 28, 2013, by and among the Issuer and the purchasers party thereto, the Purchase Agreement, dated as of June 28, 2013, by and between the Issuer and the purchasers party thereto, shall be $150,000. Such costs and expenses shall be set forth on a “closing schedule of fees and expenses” approved by the Purchasers and the Issuer.

(f) The representations and warranties of the Issuer set forth or referred to in Section 3.1 hereof and in the other Transaction Documents shall be true and correct on the Issue Date.

(g) No Default or Event of Default has occurred and is continuing.

(h) All corporate and other proceedings in connection with the transactions contemplated hereby and the other Transaction Documents and all documents, opinions and certificates incident thereto shall be reasonably satisfactory in form and in substance to the Purchasers.

(i) All governmental and third party approvals necessary in connection with the continuing operations of the Group Companies and the transactions contemplated hereby shall have been obtained and be in full force and effect.

(j) The Purchasers and the Indenture Trustee shall have received the results of a recent Lien search with respect to the Issuer, and such search shall reveal no Liens on any of the assets of the Issuer except for Permitted Liens, to the extent such Permitted Liens may be present on such assets under the Indenture.

(k) The Indenture Trustee shall have established the Collateral Account in accordance with and the amounts described in Section 2.14 of the Indenture.

(l) The Issuer shall have obtained, and provided to the Purchasers, a CUSIP number for the Notes.

(m) Unless a waiver shall have been obtained in accordance with Section 2.2, the Issuer’s acceptance of the proceeds of the Note issued on the Issuance Date shall be deemed its acknowledgement that the conditions to closing set forth herein have been complied with or otherwise waived as of such date.

Section 2.2 Purchaser’s Waiver of Compliance. Any Purchaser may in its sole discretion waive compliance with any conditions to the obligations of such Purchaser set forth in Section 2.1 hereof.

SECTION III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Indenture Trustee and the Purchasers that as of the Issue Date:

(a) Organization and Good Standing. Each Group Company (i) has been duly formed and is validly existing and in good standing under the laws of its state of organization or incorporation, as applicable, with power and authority to own its properties and to conduct its business as presently conducted and (ii) is in compliance with all Requirements of Law except to the extent that the failure to be in good standing or to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the power and authority to own all of its properties and to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(b) Binding Obligation. Assuming the due authorization, execution and delivery thereof by the other parties thereto, this Agreement and the other Transaction Documents have each been duly executed and delivered on behalf of the Issuer and each of this Agreement and the other Transaction Documents constitutes a valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity. The Notes have been duly authorized and executed, and when delivered in exchange for the consideration described and in accordance with the terms of this Agreement and the Indenture, will be the valid and binding obligations of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity

(c) Ericsson Sale Agreement. The Ericsson Sale Agreement has been duly executed and delivered by each party thereto and constitutes a valid and binding obligation of each party thereto enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity. After giving effect to the Transaction Documents, no event of default, “Trigger Event” (as defined in the Ericsson Sale Agreement) or “UP Change of Control” (as defined in the Ericsson Sale Agreement), or no event which, with notice, lapse of time or both would constitute an event of default, Trigger Event or UP Change of Control has occurred and is continuing under the Ericsson Sale Agreement.

(d) No Consent Required. No consent of, or other action by, and no notice to or filing with (other than filings under the Exchange Act or under Regulation D), any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Agreement or any of the other Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Purchasers of any of their rights or remedies thereunder which have not been duly obtained.

(e) No Violation. The consummation of the transaction contemplated by this Agreement and the Indenture and the fulfillment of the terms hereof shall not (i) conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of any Group Company, or any indenture, agreement or other instrument to which such Group Company is a party or by which it is bound, (ii) violate any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority and (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Security Documents), except in the case of (i), (ii) and (iii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no pending or, to the Issuer’s knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting any Group Company, its officers or directors, or the property of such Group Company, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or the other Transaction Documents, (ii) seeking to prevent the pledge of any part of the Collateral or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Issuer of this Agreement or the other Transaction Documents or the interests of the Purchasers or the Indenture Trustee in any part of the Collateral or (B) the validity or enforceability of this Agreement or the other Transaction Documents or (iv) asserting a claim for payment of money adverse to such Group Company or the conduct of its business other than the litigation disclosed in the Issuer’s filings posted on the SEC Edgar website, except in each, as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(g) Issuer Not Insolvent. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents.

(h) Name. The legal name of the Issuer is as set forth in the signature page of this Agreement and the Issuer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(i) Schedule of Patents. Schedule 1.01(a) of the Indenture lists all Patents owned by each Group Company in its own name on the date hereof. The Patents owned by the Issuer and its Subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(j) Financial Statements. The audited consolidated balance sheets of the Issuer as at June 30, 2012 and June 30 2011, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an audit report from KPMG LLP, present fairly in all material respects the consolidated financial condition of the Issuer as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited condensed consolidated balance sheet of the Issuer as at March 31, 2013, and the related unaudited condensed consolidated statements of operations and cash flows for such period, present fairly the consolidated financial condition of the Issuer as at such date, and the consolidated results of its operations and its consolidated cash flows for the such period then ended (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(k) No Change. Since March 31, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(l) Ownership of Properties; Liens. The Issuer has good title to, or a valid leasehold interest in, all Collateral owned by it. Each Group Company has good title to, or a valid leasehold interest in, all of its property (other than Intellectual Property) that is essential to its business as conducted on the Issue Date, and none of any Collateral or other property is subject to any Lien except as permitted by Section 4.09 of the Indenture, or except as would not reasonably be expected to have a Material Adverse Effect or, with respect to any property that does not constitute Collateral, except as contemplated by the Ericsson Sale Agreement (and the security documents referred to therein). For the avoidance of doubt, it is understood and agreed that any Group Company may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by such Group Company.

(m) Taxes. Each Group Company has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Issuer); no tax Lien has been filed, and, to the knowledge of the Issuer, no claim is being asserted, with respect to any such tax, fee or other charge, other than as would not reasonably be expected to have a Material Adverse Effect.

(n) Federal Regulations. No part of the proceeds of the sale of any Notes, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System of the United States (or any successor) (the “Board”).

(o) Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Company pending or, to the knowledge of the Issuer, threatened; (b) hours worked by and payment made to employees of each Group Company have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters; and (c) all payments due from any Group Company on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Company.

(p) ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any ERISA Affiliate has any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption;

(iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) with respect to each Plan that is subject to Title IV of ERISA, the fair market value of the assets of each Plan is no more than $100,000 less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (or any successor), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(q) Investment Company Act; Other Regulations. The Issuer is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Issuer is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

(r) Accuracy of Information, No Undisclosed Liabilities. No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of the Issuer to the Indenture Trustee or the Purchasers, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, when taken together with all statements contained in such documents and the Issuer’s filings and furnishings with the SEC. There is no fact known to the Issuer that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, the Issuer’s filings and furnishings with the SEC, in the other Transaction Documents or in any other documents, certificates and statements furnished to the Indenture Trustee and the Holders for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(s) Senior Indebtedness. The Secured Obligations constitute senior secured indebtedness of the Issuer. The Secured Obligations are secured by the Collateral on senior basis (but without regard to the control of remedies) to all other Indebtedness of the Issuer. The Issuer is not party to any other Indebtedness documentation or security agreements secured by the Collateral, other than those relating to Subordinated Indebtedness.

(t) Security Documents. Each of the Indenture and each Security Document is effective to create in favor of the Indenture Trustee, for the benefit of the Purchasers, a valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of deposit accounts, when Account Control Agreements are entered into, the Indenture and each Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Issuer in such Collateral and the proceeds thereof, as security for the Secured Obligations (in the case of the Issuer), in each case prior and superior in right to any other Person.

(u) No Solicitation. No form of general solicitation or general advertising was used by the Issuer or its representatives in connection with the offer and sale of the Notes. No investors were solicited or otherwise approached by the Issuer or any representative of the Issuer for the purpose of offering the Notes for sale who were not institutional investors. The Issuer has not issued or sold any Notes within the six-month period immediately preceding the date hereof or securities that could be integrated with the Notes. Neither the Issuer nor any representative on its behalf has offered or sold, nor will any of them offer or sell, any Notes in any manner that would render the issuance and sale of the Notes a violation of the Securities Act or any state securities or “Blue Sky” laws, or require registration pursuant thereto, nor has any of them authorized, nor will any authorize, any Person to act in such manner.

(v) Registration Exemption. The offer and sale of the Notes to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and it is not necessary to qualify an indenture in respect of the Notes. The Indenture is not required to be qualified under the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Agreement.

(w) No Other Sales Contracts. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution or sale of the Notes except for this Agreement and the Second Note Purchase Agreement.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Issuer that as of the date hereof:

(a) Due Authorization. This Agreement has been duly executed and delivered on behalf of each Purchaser.

(b) Binding Obligation. Assuming the due authorization, execution and delivery thereof by the other parties thereto, this Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) No Violation. The execution, delivery and performance of this Agreement by such Purchaser and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Purchaser or any of its properties, (ii) any agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the properties of such Purchaser is subject, or (iii) the organizational documents of such Purchaser.

(d) Purchaser Letter. Each Purchaser hereby delivers a letter in the form of Exhibit A hereto (a “Purchaser Letter”) to the Issuer and makes the representations and warranties set forth in such Purchaser Letter to the Issuer.

(e) Securities Act. Each Purchaser represents and warranty that it is an “accredited investor”, as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, that it will transfer interests in any Note only in accordance with the Indenture.

Section 3.3 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Issuer under this Agreement.

SECTION IV. INDEMNIFICATION

Section 4.1 The Issuer agrees to indemnify and hold harmless each of the Purchasers and their respective affiliates (including, without limitation, controlling persons) and each member, partner, director, officer, employee, advisor, agent, affiliate, successor, partner, representative and assign of each of the forgoing (each an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, expenses or proceedings of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the Transaction Documents, the use of proceeds thereof or the other transactions contemplated thereby (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and the Issuer agrees to reimburse each Indemnified Person upon demand for any reasonable legal or other documented out-of-pocket expenses incurred in connection with investigating, defending, preparing to defend or participating in any such Proceeding; provided, however, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence, bad faith or willful misconduct of such Indemnified Person. In the case of any Proceeding to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective, whether or not such Proceeding is brought by the Issuer or its securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Transaction Documents or the transactions thereunder are consummated. Notwithstanding any other provision of this Transaction Documents, (i) no Indemnified Person shall be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission and (ii) no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Issuer, or any of its securityholders or creditors arising out of, related to or in connection with the Transaction Documents or the other transactions contemplated thereby, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence, bad faith or willful misconduct, and it is further agreed that the Purchasers shall have liability (if any) only to the Issuer (as opposed to any other Person) and that each Purchaser shall be liable solely in respect of its own commitment under the Transaction Documents on a several, and not joint, basis with any other Purchaser.

The Issuer will not, without the prior written consent of the Indemnified Person, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person from all liability arising out of such Proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnified Person.

SECTION V. MISCELLANEOUS

Section 5.1 Amendments and Waivers. This Agreement may only be amended in writing by all of the parties hereto (other than as expressly set forth in Section 2.2 hereof).

Section 5.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows in the case of the Issuer and as set forth on Exhibit B in the case of any Purchaser, or, to such other address as may be hereafter notified to the Indenture Trustee by the respective parties hereto:

The Issuer:	Unwired Planet, Inc.
170 South Virginia Street
Suite 201
Reno, Nevada, 89501
Attention:
Telephone:
Email / facsimile:

Section 5.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Issuer and the Purchasers, and their respective successors and assigns, provided that the Issuer may not assign its rights hereunder without prior written consent from the Purchasers.

Section 5.5 Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.6 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 5.7 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 5.8 Termination. This Agreement terminates upon the earlier to occur of (a) the delivery of the Notes to the Purchasers in accordance with this Agreement or (b) September 30, 2013, provided that in each case the respective indemnities, representations, warranties and agreements of the Issuer and the Purchasers contained in this Agreement or made by or on behalf of the Issuer or the Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer or the Purchasers.

Section 5.9 Limited Recourse; No Proceedings. The obligations of the Issuer under this Agreement are solely the obligations of the Issuer. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer, or any officer of it in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Issuer.

Section 5.10 Survival of Representations and Warranties and Indemnification. All representations and warranties made and indemnification provided hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement and shall survive until the termination as provided under the Indenture.

Section 5.11 Submission to Jurisdiction; Waivers. EACH OF THE ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, AND APPELLATE COURTS FROM ANY THEREOF;

(2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE INDENTURE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

(4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 5.12 WAIVERS OF JURY TRIAL. EACH OF THE ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

UNWIRED PLANET, INC., as Issuer

By:	/s/ Eric J. Vetter
	Name:	Eric J. Vetter
	Title:	President, Chief Financial Officer and Chief Administrative Officer

[Note Purchase Agreement Signature Page – Unwired Planet, Inc.]

PURCHASER:

INDABA CAPITAL FUND, L.P.

By:	Indaba Capital Partners, LLC
Its general partner

By:	/s/ Derek C. Schrier
	Name:	Derek C. Schrier
	Title:	Senior Managing Member, Managing Partner and Chief Investment Officer

[Note Purchase Agreement Signature Page – Indaba Capital Fund, L.P]

SCHEDULE 1

PURCHASERS AND INITIAL NOTE BALANCES

Purchaser	Initial Note Balance
Indaba Capital Fund, L.P.	$25,000,000

EXHIBIT A

FORM OF PURCHASER LETTER

June 28, 2013

UNWIRED PLANET, INC.

170 South Virginia Street

Suite 201

Reno, Nevada, 89501

Re	Unwired Planet, Inc. Notes

Ladies and Gentlemen:

This letter (the “Investor Letter”) is delivered by the undersigned (the “Purchaser”) pursuant to that certain Note Purchase Agreement dated as of June 28, 2013 (as in effect, the “Note Purchase Agreement”), between Unwired Planet, Inc., as Issuer, and the Purchasers. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement. The Purchaser represents to and agrees with the Issuer as follows:

(a) The Purchaser is authorized to enter into the Note Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, is experienced in investing in the capital markets and is able to bear the economic risk of such investment. The Purchaser is aware that investment in the Notes involves a high degree of risk, and the Notes are, therefore, a speculative investment.

(c) The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested and deemed necessary in connection with making such investment decision. The Purchaser has, independently and without reliance upon any other Purchaser, and based on such documents and information as it has deemed appropriate and adequate for such purpose, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Issuer, and made its own decision to purchase its interest in the Notes (including, without limitation, having considered the income tax consequences of purchasing, owning or disposing of the Notes in light of the Purchaser’s particular situation and tax residence as well as any consequences arising under the laws of any taxing jurisdiction), and will, independently and without reliance upon any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer.

(d) The Purchaser is an “accredited investor”, as defined in Rule 501(a)(1), (2), (3) or (7), promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or is a “qualified institutional buyer” (within the meaning of Rule 144A thereunder) and is acquiring the Notes (or an interest in the Notes) for its own account for investment purposes. The Purchaser understands that the offering and sale of the Notes (or any interest in therein) has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable “Blue Sky” law, and that the offering and sale of the Notes (or any interests therein) have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(d) The Purchaser is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, an “Employee Plan”), an entity whose underlying assets include the assets of any Employee Plan, or a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or the Purchaser’s purchase, holding and disposition of the Notes does not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available.

(e) The Purchaser is acquiring an interest in the Notes without a view to any distribution, resale or other transfer except as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer the Notes, or any interest or participation in the Notes, except in a transaction exempt from the registration requirements of the Securities Act, and applicable state securities or “blue sky” laws. The Purchaser understands and acknowledges that the Issuer has not made or will be making any representation as to the availability of Rule 144A, Regulation S or Rule 144 under the Securities Act for the reoffer, resale, pledge or transfer of the Notes.

(f) This Investor Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

Very truly yours,

INDABA CAPITAL FUND, L.P.

By:	Indaba Partners, LLC, its general partner

By:	/s/ Derek C. Schrier
	Name:	Derek C. Schrier
	Title:	Senior Managing Member, Managing Partner and Chief Investment Officer

EXHIBIT B

PURCHASER NOTICE INFORMATION

ADDRESS FOR DELIVERY OF PHYSICAL NOTES:

Goldman Sachs & Co.

Attn: Transfer of Assets (Brad Burnham)

222 S. Main St., 11th Floor

Salt Lake City, UT 84101

Telephone: 801-884-4064

PAYMENT (WIRE) INSTRUCTIONS:

ABA:	021000021
BANK NAME:	JP MORGAN CHASE
CITY:	NEW YORK
A/C #:	066642426
ENTITY NAME:	GOLDMAN SACHS & CO., NEW YORK
F/F/C:	INDABA CAPITAL FUND, L.P.
A/C#:	002 46014 5

TAX ID: 27-3363688

NOTICE INSTRUCTIONS:

Indaba Capital Fund, L.P.

c/o Indaba Partners, LLC

Attn: Anthony Hassan and Hank Brier

One Letterman Drive, Building D, Suite DM700

San Francisco, CA 94129

Email: ops@indabacapital.com

Phone: 415-680-1180